Exhibit 99.1

JOANN ANNOUNCES SECOND QUARTER FISCAL 2023 RESULTS

•
Comparable store sales decreased by 6.2% with sequential improvement throughout the quarter
•
Digital sales grew 2% versus second quarter fiscal 2022, with penetration exceeding 12% of total sales
•
Company anticipates significant debt reduction by fiscal 2023 year-end

HUDSON, OH (September 1, 2022) — JOANN Inc. (NASDAQ: JOAN) (“JOANN”), the nation’s category leader in sewing and one of the fastest growing competitors in the arts and crafts category, today reported results for its second quarter ending July 30, 2022.

“I am pleased with the consistent improvement in sales trends we experienced throughout the latest quarter. Despite persistent inflationary pressures and an ongoing volatile operating environment for discretionary categories, I am very encouraged by the quality of inventory, our strong in-stock position, and improving sales cadence as we head into the back half of the fiscal year,” said JOANN President and Chief Executive Officer Wade Miquelon. “We are focused on generating significant cost savings and have taken actions to be cash flow generative over the balance of fiscal 2023. The outlook for ocean freight expenses is set to further improve and this remains our biggest cost reduction opportunity over the next eighteen months. We also have made significant reductions to merchandise receipts in our higher exposed fashion and seasonal areas, while still investing in our basic in-stocks for the back half of our year. Additionally, we are very encouraged by the early season results in our Fall/Halloween business, along with an acceleration we are seeing in our core sewing business.”

Second Quarter Highlights:

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Net sales declined by 6.8% compared to the same period last year to $463.3 million, with total comparable sales decreasing 6.2% (reflecting a sequential improvement from the first quarter of fiscal 2023). Our revenue was slightly positive relative to pre-pandemic levels in the second quarter of fiscal 2020.
•
Gross profit of $214.9 million on a GAAP basis decreased by 20% compared to the second quarter of last year. After adjusting for $27.1 million of excess ocean freight and related supply chain costs, adjusted gross profit of $242.0 million declined by 9% compared to the same quarter last year.
•
Gross margin was 46.4% on a GAAP basis, a decrease of 730 basis points compared to the second quarter last year. After adjusting for excess import freight costs, gross margin of 52.2% decreased by 150 basis points compared to the second quarter last year.
•
Selling, general and administrative expenses increased by 4.7% compared to the second quarter of last year, primarily driven by increased distribution costs associated with earlier arriving seasonal merchandise and costs associated with our new multi-purpose distribution center in West Jefferson, Ohio as well as inflationary pressures in energy, commodity, and labor costs.
•
Net loss of $56.9 million compared to net income of $5.2 million in the same quarter last year.
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Loss in adjusted EBITDA of $8.9 million compared to income of $23.5 million in the same quarter last year.
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Our quarterly dividend of $0.11 per share was paid to holders of JOANN common stock on June 24, 2022.

Balance Sheet Highlights:

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Adjusted EBITDA for Credit Agreement reporting was $185.2 million on a trailing 12-month basis, resulting in net debt to Adjusted EBITDA leverage of 5.5x for Credit Agreement reporting.
•
Long-term debt, net was $1,102.1 million as of July 30, 2022 with cash and cash equivalents of $21.5 million.

Webcast and Conference Call Information:

JOANN management will host a conference call and webcast to discuss the results today, Thursday, September 1, 2022 at 5:00 p.m. ET. Participants can register through this link for dial in details. The live broadcast of JOANN’s conference call will be available online at the Company's website, www.joann.com, under the Investor Relations section, on September 1, 2022, beginning at 5:00 p.m. ET. The online replay will follow shortly after the call and will be available for one year.

Table 1.

JOANN Inc.

Consolidated Statements of Income (Loss)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
	(In millions except per share data)
Net sales	$463.3	$496.9	$961.3	$1,071.3
Cost of sales	248.4	230.1	505.7	501.8
Gross profit	214.9	266.8	455.6	569.5

Selling, general and administrative expenses	258.5	247.0	517.6	496.9
Depreciation and amortization	19.9	20.1	40.0	40.5
Operating profit (loss)	(63.5)	(0.3)	(102.0)	32.1
Interest expense, net	13.2	14.8	24.4	28.0
Debt related loss, net	—	3.1	—	3.0
Investment remeasurement	—	—	1.0	—
Gain on sale leaseback	—	(24.5)	—	(24.5)
Income (loss) before income taxes	(76.7)	6.3	(127.4)	25.6
Income tax provision (benefit)	(19.8)	1.1	(35.4)	5.3
Net income (loss)	$(56.9)	$5.2	$(92.0)	$20.3

Earnings (loss) per common share:
Basic	$(1.40)	$0.12	$(2.26)	$0.50
Diluted	$(1.40)	$0.12	$(2.26)	$0.49
Weighted-average common shares outstanding:
Basic	40.7	42.2	40.7	40.3
Diluted	40.7	43.7	40.7	41.7

Table 2.

JOANN Inc.

Consolidated Balance Sheets

(Unaudited)

	July 30, 2022	July 31, 2021
	(In millions)
Assets
Current assets:
Cash and cash equivalents	$21.5	$22.1
Inventories	749.9	632.0
Prepaid expenses and other current assets	78.5	78.2
Total current assets	849.9	732.3

Property, equipment and leasehold improvements, net	285.5	263.4
Operating lease assets	835.0	847.8
Goodwill, net	162.0	162.0
Intangible assets, net	371.5	373.8
Other assets	27.5	25.5
Total assets	$2,531.4	$2,404.8

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$272.3	$266.2
Accrued expenses	140.4	136.6
Current portion of operating lease liabilities	159.0	175.0
Current portion of long-term debt	6.8	6.8
Total current liabilities	578.5	584.6

Long-term debt, net	1,012.1	771.2
Long-term operating lease liabilities	771.3	771.8
Long-term deferred income taxes	86.8	87.5
Other long-term liabilities	31.5	52.7

Shareholders’ equity:
Common stock, stated value $0.01 per share	0.4	0.4
Additional paid-in capital	204.5	202.8
Retained (deficit)	(126.0)	(52.9)
Accumulated other comprehensive income	1.1	—
Treasury stock at cost	(28.8)	(13.3)
Total shareholders’ equity	51.2	137.0
Total liabilities and shareholders’ equity	$2,531.4	$2,404.8

Table 3.

JOANN Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021
	(In millions)
Net cash provided by (used for) operating activities:
Net income (loss)	$(92.0)	$20.3
Adjustments to reconcile net income (loss) to net cash (used for) operating activities:
Non-cash operating lease expense	84.7	79.7
Depreciation and amortization	40.0	40.5
Deferred income taxes	(0.6)	—
Stock-based compensation expense	2.2	1.3
Amortization of deferred financing costs and original issue discount	1.0	1.5
Debt related loss, net	—	3.0
Investment remeasurement	1.0	—
Gain on sale leaseback	—	(24.5)
Loss on disposal and impairment of fixed assets	0.2	—
Changes in operating assets and liabilities:
(Increase) in inventories	(91.3)	(76.1)
(Increase) in prepaid expenses and other current assets	(39.2)	(3.8)
Increase in accounts payable	18.5	16.1
(Decrease) in accrued expenses	(6.4)	(41.1)
(Decrease) in operating lease liabilities	(78.2)	(97.4)
(Decrease) in other long-term liabilities	(9.9)	(0.9)
Other, net	3.9	(0.7)
Net cash (used for) operating activities	(166.1)	(82.1)
Net cash provided by (used for) investing activities:
Capital expenditures	(50.7)	(28.6)
Proceeds from sale leaseback	—	48.1
Acquisitions	(4.3)	—
Other investing activities	—	(0.2)
Net cash provided by (used for) investing activities	(55.0)	19.3
Net cash provided by (used for) financing activities:
Term loan proceeds, net of original issue discount	—	671.6
Term loan payments	(5.1)	(706.3)
Borrowings on revolving credit facility	360.2	282.1
Payments on revolving credit facility	(122.2)	(255.1)
Purchase and retirement of debt	—	(0.9)
Principal payments on finance lease obligations	(4.9)	(2.9)
Issuance of common stock, net of underwriting commissions and offering costs	—	76.9
Proceeds from employee stock purchase plan and exercise of stock options	1.1	—
Payments of taxes related to the net issuance of team member stock awards	(0.1)	—
Dividends paid	(8.9)	(4.2)
Financing fees paid	—	(3.8)
Other, net	—	0.1
Net cash provided by financing activities	220.1	57.5
Net (decrease) in cash and cash equivalents	(1.0)	(5.3)
Cash and cash equivalents at beginning of period	22.5	27.4
Cash and cash equivalents at end of period	$21.5	$22.1
Cash paid during the period for:
Interest	$22.7	$27.3
Income taxes, net of refunds	0.3	12.9

Table 4.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
	(In millions)
Net income (loss)	$(56.9)	$5.2	$(92.0)	$20.3
Income tax provision (benefit)	(19.8)	1.1	(35.4)	5.3
Interest expense, net	13.2	14.8	24.4	28.0
Depreciation and amortization (1)	20.2	20.2	40.8	40.8
Debt related loss, net (2)	—	3.1	—	3.0
Investment remeasurement (3)	—	—	1.0	—
Gain on sale leaseback (4)	—	(24.5)	—	(24.5)
Strategic initiatives (5)	1.6	0.5	3.7	0.8
Excess import freight costs (6)	27.1	—	56.0	—
Other COVID-19 costs (7)	—	—	—	1.3
Technology development expense (8)	2.9	1.8	5.0	3.6
Stock-based compensation expense	1.2	0.7	2.2	1.3
Loss on disposal and impairment of fixed and operating lease assets	1.1	—	1.1	—
Sponsor management fee (9)	—	—	—	0.4
Other (10)	0.5	0.6	2.9	0.7
Adjusted EBITDA	$(8.9)	$23.5	$9.7	$81.0

(1)
“Depreciation and amortization” represents depreciation, amortization of intangible assets and amortization of content and capitalized cloud-based system implementation costs.
(2)
“Debt related loss, net” represents losses and gains associated with debt repurchases and the write off of unamortized fees and original issue discount associated with debt refinancings.
(3)
"Investment remeasurement" represents a loss of $1.0 million as a result of a decrease in the value of our previously held equity investment in WeaveUp, Inc. to its fair value.
(4)
“Gain on sale leaseback” represents the gain attributable to the sale leaseback of our distribution center in Opelika, Alabama.
(5)
“Strategic initiatives” represents non-recurring costs, such as third-party consulting costs and one-time start-up costs, that are not part of our ongoing operations and are incurred to execute differentiated, project-based strategic initiatives.
(6)
As discussed in greater detail below, "Excess import freight costs" represents excess inbound freight costs (compared to our standard costs based on recently negotiated carrier rates) due to increasing freight rates, in particular the significant transitory impact of constrained ocean freight capacity and incremental domestic transportation costs incurred due to unprecedented congestion in U.S. ports arising from surging market demand for shipping capacity as economies begin to recover from the COVID-19 pandemic.
(7)
“Other COVID-19 costs” represents costs incurred for store location cleaning and capacity management labor, store location cleaning supplies and deep clean services.
(8)
“Technology development expense” represents one-time IT project management and implementation expenses, such as temporary labor costs, third-party consulting fees and user fees incurred during the development period of a new software application, that are not part of our ongoing operations and are typically redundant during the initial implementation of software applications or other technology systems across different functional operations of our business before they are in productive use.
(9)
“Sponsor management fee” represents management fees paid to our sponsor, Leonard Green & Partners, L.P. ("LGP") (or advisory affiliates thereof), in accordance with our management services agreement. The management fee was discontinued upon the completion of our initial public offering in March 2021, as LGP no longer provides managerial services to us in any form.
(10)
“Other” represents the one-time impact of severance, certain legal matters, executive leadership transition and business transition activities.

Table 5.

JOANN Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
	(In millions except per share data)
Net income (loss)	$(56.9)	$5.2	$(92.0)	$20.3
Debt related loss, net	—	3.1	—	3.0
Investment remeasurement	—	—	1.0	—
Gain on sale leaseback	—	(24.5)	—	(24.5)
Strategic initiatives	1.6	0.5	3.7	0.8
Excess import freight costs	27.1	—	56.0	—
Other COVID-19 costs	—	—	—	1.3
Technology development expense	2.9	1.8	5.0	3.6
Stock-based compensation expense	1.2	0.7	2.2	1.3
Loss on disposal and impairment of fixed and operating lease assets	1.1	—	1.1	—
Sponsor management fee	—	—	—	0.4
Other	0.5	0.6	2.9	0.7
Tax impact of adjustments (11)	(8.1)	4.3	(19.6)	3.2
Adjusted net income (loss)	$(30.6)	$(8.3)	$(39.7)	$10.1

Diluted earnings (loss) per share	$(1.40)	$0.12	$(2.26)	$0.49
Adjusted diluted earnings (loss) per share	$(0.75)	$(0.20)	$(0.98)	$0.24

Weighted-average shares outstanding - basic	40.7	42.2	40.7	40.3
Weighted-average shares outstanding - diluted	40.7	43.7	40.7	41.7

(11)
“Tax impact of adjustments” represents the tax effect of the total adjustments based on our forecasted effective tax rate, before discrete adjustments, for fiscal 2023 and fiscal 2022.

Table 6.

JOANN Inc.

Reconciliation of Gross Profit to Adjusted Gross Profit

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
	(In millions)
Net sales	$463.3	$496.9	$961.3	$1,071.3
Cost of sales	248.4	230.1	505.7	501.8
Gross profit	214.9	266.8	455.6	569.5
Excess import freight costs	27.1	—	56.0	—
Adjusted gross profit	$242.0	$266.8	$511.6	$569.5

Adjusted gross margin	52.2%	53.7%	53.2%	53.2%

Table 7.

JOANN Inc.

Reconciliation of Net Cash Used for Operating Activities to Credit Facility Adjusted EBITDA

(Unaudited)

(In millions)	Four Quarters Ended July 30, 2022
Net cash used for operating activities	$(107.6)
Non-cash operating lease expense	(167.6)
Depreciation and amortization	(79.6)
Deferred income taxes	1.0
Stock-based compensation expense	(3.4)
Amortization of deferred financing costs and original issue discount	(2.0)
Debt related loss, net	(0.3)
Investment remeasurement	(1.0)
Loss on disposal and impairment of fixed assets	(1.1)
Change in operating assets and liabilities	306.0
Net (loss)	$(55.6)
Income tax benefit	(27.7)
Interest expense, net	47.6
Depreciation and amortization (1)	80.8
Debt related loss, net	0.3
Investment remeasurement	1.0
Strategic initiatives	6.6
Excess import freight costs	102.6
Other COVID-19 costs	0.2
Technology development expense	10.4
Stock-based compensation expense	3.4
Loss on disposal and impairment of fixed and operating lease assets	2.2
Other	(0.6)
Adjusted EBITDA	$171.2
Pre-opening and closing costs excluding loss on disposal of fixed assets	14.0
Credit Facility Adjusted EBITDA	$185.2

(1) Includes amortization of content and capitalized cloud-based system implementation costs.

Non-GAAP Financial Measures

Adjusted EBITDA

JOANN presents Adjusted EBITDA, which is not a recognized financial measure under accounting principles generally accepted in the United States of America (“GAAP”), because it believes it assists investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes Adjusted EBITDA is helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. JOANN also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; supplementing GAAP measures of performance in the evaluation of the effectiveness of its business strategies; making budgeting decisions; comparing its performance against that of other peer companies using similar measures; and because its credit facilities use measures similar to Adjusted EBITDA to measure its compliance with certain covenants.

JOANN defines Adjusted EBITDA as net income (loss) plus income tax provision (benefit), interest expense, net and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of JOANN's ongoing operating performance, including debt related gains and losses, investment remeasurements, sale leaseback gains, costs related to strategic initiatives, COVID-19 costs, technology development expenses, stock-based compensation expense, losses on disposal and impairment of fixed and operating lease assets, sponsor management fees and other one-time costs. JOANN's adjustments for COVID-19 related costs include, as a separate line item, excess import freight costs. The excess import freight costs are directly attributable to surging market demand for shipping capacity as economies begin to recover from the COVID-19 pandemic, as well as actions taken by government and industry leaders designed to protect against further spread of the virus, which have disrupted the efficient operation of domestic and international supply chains. These COVID-19 related conditions have produced an imbalance of ocean freight capacity and related demand, as well as port congestion and other supply chain disruptions that are adding significant cost to JOANN’s procurement of imported merchandise. JOANN believes that these excess import freight costs include significantly higher rates paid per container to ocean carriers, as well as fees paid due to congested ports that JOANN does not normally incur. In a normative operating environment, JOANN would procure 70% to 80% of its needs for ocean freight under negotiated contract rates, with the balance procured in a brokered market, typically at no more than a 10% - 15% premium to its contract rates. Accordingly, JOANN established a baseline cost (“standard cost”) assuming those contract capacities, established rates and typical premium in the brokered market for peak volume needs not covered under its contracts. Negotiation of JOANN’s current contract rates were finalized in the second quarter of fiscal 2023. While we have started to see a decline in overall ocean freight rates and a reduction in other fees associated with port congestion, these savings will begin to be realized in the back half of fiscal 2023, along with a reduction in expense recognition heading into fiscal 2024. The amount of excess import freight costs included as an adjustment to arrive at Adjusted EBITDA is calculated by subtracting, from its actual import freight costs, its standard cost for the applicable period. JOANN is identifying these COVID-19 related excess import freight costs as a separate line item in the table above due to their magnitude and to distinguish them from other COVID-19 related costs JOANN has previously excluded in calculating Adjusted EBITDA.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of JOANN’s results as reported under GAAP. Some of these limitations include:

•
Adjusted EBITDA does not reflect JOANN's cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in JOANN's cash requirements for its working capital needs;
•
Adjusted EBITDA does not reflect the interest expense and the cash requirements necessary to service interest and principal payments on JOANN's debt;
•
Adjusted EBITDA does not reflect cash requirements for replacement of assets that are being depreciated and amortized;
•
Adjusted EBITDA does not reflect non-cash compensation, which is a key element of JOANN’s overall long-term incentive compensation;
•
Adjusted EBITDA does not reflect the impact of certain cash charges or cash receipts resulting from matters JOANN does not find indicative of its ongoing operations; and
•
other companies in JOANN’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

JOANN compensates for these limitations by relying primarily on JOANN’s GAAP results and using Adjusted EBITDA only as supplemental information.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

JOANN presents adjusted net income (loss) and adjusted diluted earnings (loss) per share, which are not recognized financial measures under GAAP, because it believes these additional key measures assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance. Management believes that adjusted net income (loss) and adjusted diluted earnings (loss) per share are helpful in highlighting trends in JOANN’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments. JOANN also uses adjusted net income (loss) and adjusted diluted earnings (loss) per share to supplement GAAP measures of performance in the evaluation of the effectiveness of its business strategies; to make budgeting decisions; and to compare its performance against that of other peer companies using similar measures.

JOANN defines adjusted net income (loss) as net income (loss) adjusted to eliminate the impact of certain non-cash items and other items that management does not consider indicative of its ongoing operating performance, including debt related gains and losses, investment remeasurements, sale leaseback gains, costs related to strategic initiatives, COVID-19 costs, technology development expenses, stock-based compensation expense, losses on disposal and impairment of fixed and operating lease assets, sponsor management fees and other one-time costs. The adjustments are itemized in the table above. Adjusted diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted-average number of common shares outstanding assuming dilution in periods in which there is an adjusted net income.

Adjusted Gross Profit and Adjusted Gross Margin

JOANN presents adjusted gross profit and adjusted gross margin, which are not recognized financial measures under GAAP, because it believes they assist investors and analysts in comparing JOANN’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of JOANN’s core operating performance.

JOANN defines adjusted gross profit as gross profit excluding excess import freight costs and adjusted gross margin as adjusted gross profit divided by net sales.

Credit Facility Adjusted EBITDA

JOANN presents Credit Facility Adjusted EBITDA because it is a measure that is calculated in accordance with JOANN’s asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (collectively “Credit Facilities”) and used to determine compliance with certain ratios in the Credit Facilities, tested each quarter on the basis of the preceding four quarters. Accordingly, management believes that Credit Facility Adjusted EBITDA is material to an investor’s understanding of JOANN’s financial condition and liquidity.

JOANN defines Credit Facility Adjusted EBITDA as Adjusted EBITDA (as defined above) plus pre-opening and closing costs excluding loss on disposal of fixed assets, which is calculated consistently with the calculation of Adjusted EBITDA under the Credit Facilities.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. JOANN intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Readers can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “vision,” or “should,” or the negative thereof or other variations thereon or comparable terminology. Many factors could affect JOANN’s actual financial results and cause them to vary materially from the expectations contained in forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: inflationary pressures and their impact on JOANN’s ability to control costs and on its customers level of discretionary income to spend on Creative Products; JOANN’s ability to anticipate and effectively respond to disruptions or inefficiencies in its distribution network, e-commerce fulfillment function and transportation system, including availability and cost of import and domestic freight; the effects of potential changes to U.S. trade regulations and policies, including tariffs, on JOANN’s business; developments involving JOANN’s competitors and its industry; potential future impacts of the COVID-19 pandemic, including effects on supply chain costs and capacity; JOANN’s ability to timely identify or effectively respond to consumer trends, and the potential effects of that ability on its relationship with its customers, the demand for JOANN’s products and its market share; JOANN’s expectations regarding the seasonality of its business; JOANN’s ability to manage the distinct risks facing its e-commerce business and maintain a relevant omni-channel experience for its customers; JOANN’s ability to maintain or negotiate favorable lease terms for its store locations; JOANN’s ability to execute on its growth strategy to renovate and improve the performance of its existing store locations; JOANN’s ability to attract and retain a qualified management team and other team members while controlling its labor costs; the impact of JOANN’s debt and lease obligations on its ability to raise additional capital to fund its operations and maintain flexibility in operating its business; JOANN’s reliance on and relationships with third party service providers; JOANN’s reliance on and relationships with foreign suppliers and their ability to supply it with adequate, timely and cost-effective product for resale; JOANN’s ability, and its third party service providers’ ability, to maintain security and prevent unauthorized access to electronic and other confidential information; the impacts of potential disruptions to JOANN’s information systems, including its websites and mobile applications; JOANN’s ability to respond to risks associated with existing and future payment options; JOANN’s ability to maintain and enhance a strong brand image; JOANN’s ability to maintain adequate insurance coverage; JOANN’s status as a “controlled company” and control of JOANN as a public company by affiliates of Leonard Green & Partners, L.P.; the impact of evolving governmental laws and regulations and the outcomes of legal proceedings; and the amount and timing of repurchases of JOANN’s common stock, if any.

The preceding list is not intended to be an exhaustive list of all of JOANN’s forward-looking statements. JOANN has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While JOANN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond JOANN’s control. Furthermore, the potential impact of the COVID-19 pandemic on JOANN’s business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect JOANN’s forward-looking statements. Given these risks and uncertainties, Readers are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included elsewhere in this document are not guarantees of future performance and JOANN’s actual results of operations, financial condition and liquidity and the development of the industry in which it operates may differ materially from the forward-looking statements included elsewhere in this document. In addition, even if JOANN’s results of operations, financial condition and liquidity and events in the industry in which it operates are consistent with the forward-looking statements included elsewhere in this document, they may not be predictive of results or developments in future periods. Any forward-looking statement that JOANN makes in this document speaks only as of the date of such statement. Except as required by law, JOANN does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise after the date of this document.

About JOANN

For more than 75 years, JOANN has inspired creativity in the hearts, hands, and minds of its customers. From a single storefront in Cleveland, Ohio, the nation’s category leader in sewing and fabrics and one of the fastest growing competitors in the arts and crafts industry has grown to include 843 store locations across 49 states and robust e-commerce business. With the goal of helping every customer find their creative Happy Place, JOANN serves as a convenient single source for all of the supplies, guidance and inspiration needed to achieve any project or passion.

Investor Relations Contact:

Ajay Jain

ajay.jain@joann.com

330-463-8585

Corporate Communications:

Amanda Hayes

amanda.hayes@joann.com

216-296-5887